Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2005 (October 17, 2005 as to the effects of discontinued operations and segment classification discussed in Note 31), appearing in the Current Report on Form 8-K of E*TRADE Financial Corporation dated October 17, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

McLean, VA

November 17, 2005